UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
__________________________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

April 27, 2007

Summit Financial Group, Inc.
(Exact name of registrant as specified in its charter)

                                  West Virginia                            No. 0-16587                55-0672148
                              (State or other jurisdiction of     (Commission File Number)            (I.R.S. Employer
                                                                                           corporation or organization)                                                                 Identification No.)

300 North Main Street
Moorefield, West Virginia 26836
(Address of Principal Executive Offices)

(304) 530-1000
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ X ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1 - Registrant’s Business and Operations

Item 1.01 Entry into a Material Definitive Agreement

     On April 27, 2007, Summit Financial Group, Inc. (“Summit”), entered into an Agreement and Plan of Reorganization (the “Agreement”) with Kelly Insurance Agency, Inc. and Kelly Property and Casualty Inc. (collectively, the “Kelly Agencies”) headquartered in Leesburg, Virginia.

   Under the terms of the Agreement, Summit will pay $6.2 million for the outstanding common stock of the Kelly Agencies, subject to adjustment based on the Kelly Agencies’ working capital as of the closing date. If, at closing, the Kelly Agencies’ working capital, determined in accordance with the terms of the Agreement, is less than $135,000, then the deal’s aggregate consideration will be decreased dollar-for-dollar. If the Kelly Agencies’ working capital at closing exceeds $135,000, then the deal’s aggregate consideration will be increased dollar-for-dollar.

The final transaction consideration will be paid 100% in the form of Summit common stock. The exchange ratio for determining the number of shares of Summit common stock to be issued for each share of Kelly Agencies’ common stock will be based on the average closing price of Summit’s common stock for the five trading days before the closing date of the transaction (“Summit’s Average Closing Stock Price”). The Kelly Insurance Agencies’ shareholders will receive shares of Summit’s common stock based on an exchange ratio equal to the final per share transaction consideration divided by Summit’s Average Closing Stock Price.

Consummation of the Agreement is subject to approval of the shareholders of the Kelly Agencies and the receipt of all required regulatory approvals, as well as other customary conditions. The Agreement is attached hereto as Exhibit 2.1, which is incorporated herein by reference.

Item 8.01 Other Events

     On April 27, 2007, Summit issued a press release announcing the acquisition of the Kelly Agencies. A copy of the press release is attached hereto as Exhibit 99.1 and incorporated herein by reference.

On April 27, 2007, Summit Financial Group, Inc.’s (“Summit”) Board of Directors declared the first half 2007 dividend. As a result, Summit issued on April 30, 2007 a News Release announcing the dividend. This News Release is furnished as Exhibit 99.2 and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits

2.1	Agreement and Plan of Reorganization dated as of April 27, 2007, by and among Summit Financial Group, Inc. and Kelly Insurance Agency, Inc. and Kelly Property and Casualty, Inc.

99.1	Press Release, dated April 27, 2007, issued by Summit Financial Group, Inc.
99.2	Press Release, dated April 30, 2007, issued by Summit Financial Group, Inc.

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                  SUMMIT FINANCIAL GROUP, INC.

Date: April 30, 2007                                    By:  /s/ Julie R. Cook
                              Julie R. Cook
                      Vice President &
                      Chief Accounting Officer